UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2025

HERTZ GLOBAL HOLDINGS, INC.
THE HERTZ CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-37665	61-1770902
Delaware	001-07541	13-1938568
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8501 Williams Road
Estero, Florida 33928
239-301-7000
(Address, including Zip Code, and telephone number, including area code, of registrant's principal executive offices)

Not Applicable
Not Applicable
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
	Title of Each Class		Trading Symbol(s)	Name of Each Exchange on which Registered
Hertz Global Holdings, Inc.	Common Stock	Par value $0.01 per share	HTZ	The Nasdaq Stock Market LLC
Hertz Global Holdings, Inc.	Warrants to purchase Common Stock	Each exercisable for one share of Hertz Global Holdings, Inc. common stock at an exercise price of $13.61 per share, subject to adjustment	HTZWW	The Nasdaq Stock Market LLC
The Hertz Corporation	None		None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

On September 30, 2025, Hertz Global Holdings, Inc. and The Hertz Corporation (collectively, “Hertz” or the “Company”) appointed Michael Moore as Executive Vice President, Chief Operating Officer. Mr. Moore, age 60, joined Hertz in July 2024 as Executive Vice President Technical Operations and most recently served as Executive Vice President, Operations – North America since June 2025. He has over 25 years of experience in fleet operations and maintenance, including expertise in operational oversight and implementing process improvements that drive cost efficiencies and enhance financial performance. He has held leadership positions at Delta Air Lines, where he spent a decade in operations-focused roles of increasing responsibility before departing in April 2022, and at Northwest Airlines, among other companies. Prior to joining Hertz, he most recently served as Executive Vice President, Spaceline Technical Operations at Virgin Galactic from August 2022 until November 2023. Mr. Moore holds an MBA from Indiana Wesleyan University and a Bachelor of General Studies degree from Valdosta State University.

Mr. Moore will continue to be employed on an at-will basis with a new annual base salary of $650,000 and continued eligibility to participate in the Company’s annual short-term executive incentive compensation plan (“EICP”) with a target award of 80% of his base salary and in the Company’s annual long-term incentive plan with a target equity award of $1,500,000. His 2025 EICP award will be prorated based on the number of days in the two roles held during calendar year 2025. In addition, Mr. Moore will receive a one-time, time-vesting restricted stock unit grant with a value of $1,000,000 under the Hertz Global Holdings, Inc. 2021 Omnibus Incentive Plan, which will vest one-third per year on the anniversary of the grant date assuming continued employment. Mr. Moore will also continue to be eligible to use a Hertz service vehicle for personal and professional use, and participation in other benefit programs available to executive officers of the Company.

The selection of Mr. Moore to serve as Executive Vice President, Chief Operating Officer was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Moore and any director or executive officer of the Company, and there are no transactions between Mr. Moore and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC. THE HERTZ CORPORATION
(each, a Registrant)

Date: October 3, 2025	By:	/s/ Wayne Gilbert West
	Name:	Wayne Gilbert West
	Title:	Chief Executive Officer